Exhibit 5.1

McCarter & English, LLP Four Gateway Center 100 Mulberry Street Newark, NJ 07102-4056 www.mccarter.com

December 12, 2024

Lincoln Educational Services Corporation
14 Sylvan Way, Suite A
Parsippany, New Jersey 07054

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Lincoln Educational Services Corporation, a New Jersey corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission (the “Commission”) (as such registration statement may be amended from time to time, the “Registration Statement”) initially filed on or about the date hereof, including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”) under the Securities Act. The Registration Statement relates to the offer and sale by the Company pursuant to Rule 415 under the Securities Act from time to time, in one or more offerings of the (i) shares of common stock, no par value per share (the “Common Stock”), (ii) shares of preferred stock, no par value per share (the “Preferred Stock”) and (iii) debt securities consisting of one or more series, as either senior or subordinated debt or senior or subordinated convertible debt (the “Debt Securities” and, collectively with the Common Stock and the Preferred Stock, the “Securities”). The offer and sale of the Securities by the Company from time to time on a delayed or continuous basis pursuant to the Registration Statement may not exceed the aggregate amount of $150,000,000.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion letter, we have examined the Registration Statement, including the exhibits thereto, and originals, or copies certified or otherwise identified to our satisfaction of (i) the Amended and Restated Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), (ii) the Bylaws of the Company, as amended (the “Bylaws”), and (iii) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have been advised by the Company and for purposes of this opinion, we have assumed, that:

1. The rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation privileges of each series of Preferred Stock will be set forth in an amendment to the Certificate of Incorporation to be approved by the Board of Directors of the Company (the “Board”), and, adopted subject to the approval of the shareholders of the Company, if required, and will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective;

2. The Debt Securities will be issued pursuant to an indenture between the Company and a trustee to be named in such indenture (the “Indenture”), a form of which indenture has been filed as an exhibit to the Registration Statement; and

3. The particular terms of any Debt Securities will be set forth in a supplement to the prospectus forming a part of the Registration Statement.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any further amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time any Securities are offered and sold, as contemplated by the Registration Statement; (vi) a prospectus supplement will have been prepared and filed with the Commission in accordance with the rules and regulations of the Commission; (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) the Company will have reserved from its authorized but unissued and unreserved shares of stock a number sufficient to issue all Securities and, if applicable, shares of Common Stock issuable upon conversion of Preferred Stock or Debt Securities; (x) the certificates representing the Securities will be duly executed and delivered; (xi) (a) with respect to Securities being issued upon conversion of any convertible Preferred Stock, the applicable convertible Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable; and (b) with respect to any Securities being issued upon conversion of any convertible Debt Securities, the applicable convertible Debt Securities will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance; and (xii) if the holders of the Debt Securities are granted rights to inspect corporate books and records and to vote in the election of directors or on any matters on which shareholders of the Company may vote, such rights will be set forth in the Certificate of Incorporation or if the Certificate of Incorporation grants to the Board the power to confer such voting or inspection rights and the Board will have conferred such rights.

Based upon such examination and subject to the further assumptions, qualifications and limitations contained herein, we are of the following opinion:

1.
The shares of Common Stock to be offered and sold by the Company (including any Common Stock duly issued upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, or the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock) will be validly issued, fully paid and nonassessable, assuming that (i) at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance; (ii) the Board or, to the extent permitted by the New Jersey Business Corporation Act (the “NJBCA”), the Certificate of Incorporation and the Bylaws, a duly authorized committee thereof, will have specifically authorized the issuance and sale of such Common Stock as required by applicable law in exchange for consideration that the Board or such committee determines as adequate (“Common Stock Authorizing Resolutions”); (iii) upon the issuance of such Common Stock, the total number of issued and outstanding shares of Common Stock will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Certificate of Incorporation; and (iv) the Company has received the consideration provided for in the applicable Common Stock Authorizing Resolutions and in the manner contemplated by the Registration Statement, the Prospectus and the related prospectus supplement(s).

2.
The Preferred Stock will be validly issued, fully paid and nonassessable, assuming that (i) at the time of issuance and sale, a sufficient number of shares of Preferred Stock are authorized, designated and available for issuance; (ii) the Board or, to the extent permitted by the NJBCA, the Certificate of Incorporation and the Bylaws, a duly authorized committee thereof, will have specifically authorized the issuance of such Preferred Stock in exchange for consideration that the Board or such committee determines as adequate (“Preferred Stock Authorizing Resolutions”); (iii) the rights, preferences, privileges and restrictions of the Preferred Stock have been duly established in conformity with applicable law, and an appropriate amendment to the Certificate of Incorporation has been approved by the Board or by the Board and the shareholders, as applicable, and has been filed with and accepted by the State of New Jersey; (iv) the terms of the offer, issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Certificate of Incorporation and Bylaws, and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) the Company has received the consideration provided for in the applicable Preferred Stock Authorizing Resolutions.

3.
The Debt Securities will constitute valid and legally binding obligations of the Company, assuming that (i) at the time of issuance and sale (or such later time as may be permitted pursuant to the rules, regulations, interpretations or positions of the Commission), such securities will be executed in the form filed as an exhibit to the Registration Statement and that the Trustee under the Indenture shall have been qualified pursuant to the Trust Indenture Act of 1939, as amended; (ii) the Board or, to the extent permitted by the NJBCA, the Certificate of Incorporation and the Bylaws, a duly an authorized committee thereof, will have specifically authorized the issuance of such Debt Securities in exchange for consideration the Board or such committee determines as adequate (“Debt Securities Authorizing Resolutions”); (iii) the applicable indenture conforms with applicable law and is enforceable in accordance with its terms; (iv) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable indenture, the Certificate of Incorporation and Debt Securities Authorizing Resolutions and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) such Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and offered, issued and sold as contemplated in the Registration Statement; and (vi) the Company has received the consideration provided for in the applicable Debt Securities Authorizing Resolutions.

The foregoing opinions are (i) qualified to the extent that the enforceability of any document, instrument or the Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles, and (ii) subject to the discretion of the court before which any proceeding may be brought, general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law. We express no opinion (i) regarding the effectiveness of (x) any waiver of stay, extension or usury laws or of unknown future rights, or (y) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws, or (ii) concerning the validity or enforceability of any provisions contained in indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law.

Although the Securities may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Our opinion is limited to the federal laws of the United States, the laws of the State of New Jersey and the State of New York. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Registration Statement.

Very truly yours,

/s/ McCarter & English, LLP

McCarter & English, LLP